Exhibit 99.16
                             Selected Information
                      Ford Credit Auto Owner Trust 1999-D
                           through December 31, 1999
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B          Class C
           5.411%           5.816%           6.20%            6.40%            6.52%            6.87%            7.21%
           Asset            Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------    -------------




Principal
Paid       $153,000,000.00  $255,521,191.47  $          0.00  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $    734,929.43  $  7,367,183.22  $ 26,425,777.77  $  7,964,444.43  $ 11,931,087.09  $  2,343,372.27  $  1,405,309.10

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Total Servicing Fees Paid:  $ 10,499,198.41



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